Exhibit 25.2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
BRANCH BANKING AND TRUST COMPANY
(Exact name of trustee as specified in its charter)

North Carolina (Jurisdiction of incorporation or organization if not a U.S. national bank)	56-0149200 (I.R.S. employer identification number)

223 West Nash Street Wilson, North Carolina (Address of principal executive offices)	27893 (Zip code)

Frances B. Jones, Esq.	Copies to:
c/o BB&T Corporation 200 West Second Street Winston-Salem, North Carolina 27101 Phone: (336)733-2000 (Name, address and telephone number of agent for service)	David M. Eaton, Esq. Linda B. Tigges, Esq. Kilpatrick Stockton LLP 3737 Glenwood Avenue Raleigh, NC 27612 Phone: (919) 420-1700

THE ST. JOE COMPANY
(Exact name of obligor as specified in its charter)

Florida	59-0432511
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

245 Riverside Avenue, Suite 500 Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip code)

Subordinated Debt Securities
(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

North Carolina Commissioner of Banks	Raleigh, North Carolina 27603

Federal Reserve Bank	Richmond, Virginia 23219

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.

Yes.
2.	Affiliations with obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of exhibits.

List below all exhibits filed as part of this statement of eligibility.
1.*		A copy of the restated articles of incorporation of Branch Banking and Trust Company.

3.		A copy of the authorization of the trustee to exercise corporate trust powers.

4.*		A copy of the existing bylaws of the trustee.

6.		The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

7.		A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.

*	—	Incorporated by reference to the exhibit of the same number to the trustee’s Statement of Eligibility on Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3ASR (Commission File No. 333-142343) filed on April 25, 2007.

1

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Branch Banking and Trust Company, a state banking corporation organized and existing under the laws of the State of North Carolina, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Wilson, and State of North Carolina, on the 22nd day of February, 2008.

BRANCH BANKING AND TRUST COMPANY
By:	/s/ Wayne A. Bolin
Name:	Wayne A. Bolin
Title:	Senior Vice President

Dated:	February 22, 2008

2

Exhibit 3
TRUST LICENSE
[Seal of State of North Carolina Commissioner of Banks]
State of North Carolina
Branch Banking and Trust Company having paid the $200 fee as required by G.S. § 53-160, and otherwise being empowered to exercise fiduciary powers, is hereby granted a license to act as Guardian, Trustee, Assignee, Receiver, Executor, or Administrator without bond as provided by law.

[Seal]	WITNESS my signature and official seal this the 17th day of December, 2007.
/s/ Joseph A. Smith, Jr.
Joseph A. Smith, Jr.
Commissioner of Banks

Expires December 31, 2008
North Carolina Commissioner of Banks, 316 W. Edenton Street, 4309 Mail Service
Center, Raleigh, NC 27699-4309
Telephone: 919/733-3016 Fax: 919/733-6918 Internet: http://www.nccob.org

Exhibit 6
CONSENT OF TRUSTEE
     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, and in connection with the proposed issuance of Subordinated Debt Securities by The St. Joe Company, Branch Banking and Trust Company hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

BRANCH BANKING AND TRUST COMPANY
By:	/s/ Wayne A. Bolin
Name:	Wayne A. Bolin
Title:	Senior Vice President

Dated:	February 22, 2008

Exhibit 7
Report of Condition of
BRANCH BANKING AND TRUST COMPANY
     At the close of business December 31, 2007, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
ASSETS	in Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balance and currency and coin (1)	2,048,091
Interest-bearing balances (2)	377,899
Securities:
Held-to-maturity securities	0
Available-for-sale securities	21,832,910
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	120,365
Securities purchased under agreements to resell (3)	0
Loans and lease financing receivables:
Loans and leases held for sale	778,830
Loans and leases, net of unearned income	88,559,068
LESS: Allowance for loan and lease losses	888,384
Loans and leases, net of unearned income and allowance	87,670,684
Trading assets	427,144
Premises and fixed assets (including capitalized leases)	1,498,434
Other real estate owned	164,655
Investments in unconsolidated subsidiaries and associated companies	1,430
Not applicable
Intangible assets:
Goodwill	4,969,532
Other intangible assets	1,005,158
Other assets:	6,803,219

Total assets	127,698,351

(1)	Includes cash items in process of collection and unposted debits.

(2)	Includes time certificates of deposit not held for trading.

(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

Dollar Amounts
LIABILITIES	in Thousands
Deposits:
In domestic offices	79,018,354
Noninterest-bearing (1)	13,137,508
Interest-bearing	65,880,846
In foreign offices, Edge and Agreement subsidiaries, and IBFs:	7,939,621
Noninterest-bearing	22,260
Interest-bearing	7,917,361
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices (2)	789,750
Securities sold under agreements to repurchase (3)	1,732,688
Trading liabilities	149,897
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	19,326,680
Not applicable
Not applicable
Subordinated notes and debentures (4)	1,330,248
Other liabilities	3,709,121

Total liabilities	113,996,359

Minority interest in consolidated subsidiaries	25,947

EQUITY CAPITAL
Perpetual preferred stock and related surplus	2,000
Common stock	24,437
Surplus (excludes all surplus related to preferred stock)	10,351,540

Retained earnings	3,405,374
Accumulated other comprehensive income (5)	(107,306)
Other equity capital components (6)	0
Total equity capital	13,676,045

Total liabilities, minority interest, and equity capital	127,698,351

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”

(3)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4)	Includes limited-life preferred stock and related surplus.

(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.